UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2005

PARAGON FINANCIAL CORPORATION

(Exact name of Registrant as specified in charter)

Delaware	000-27437	94-3227733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

830-13 A1A North, Ponte Vedra Beach, Florida	32082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 285-0000

2207 Sawgrass Village Drive, Ponte Vedra Beach, FL 32082

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

(a)(1) and (a)(2)

On December 20, 2005, the Registrant announced that it entered into an Exchange Agreement with Matthew Robinson (“Robinson”), in which Robinson exchanged two promissory notes, totaling approximately $1,643,215 in aggregate outstanding principal amount and accrued and unpaid as of December 20, 2005, into approximately 15,000,000 shares of common stock of the Registrant. The exchange price is approximately $0.11 per share. Each party to the exchange agreement made representations and warranties customary in a transaction such as this.

As of December 20, 2005, Robinson owned approximately 15.6% of the Registrant’s issued and outstanding common stock after giving effect to the exchange agreement and is in a position to significantly influence decisions with respect to the Registrant including the election of directors and officers, mergers or other business combinations and future issuances of common stock or other securities. Robinson purchased the two notes from PGNF Home Lending Corp., a former subsidiary of the Registrant.

Certain information contained in this announcement are “forward-looking statements.” Paragon cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Paragon. The forward looking statements are identified through use of the words “potential,” “anticipate,” “expect,” “planned” and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the mortgage industry and in the Company’s business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Factors which may affect results include, but are not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates. Additional information regarding Paragon is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press Release dated as of December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARAGON FINANCIAL CORPORATION

By:	/s/ Scott L. Vining
Scott L. Vining
Chief Financial Officer

Date: December 22, 2005

Exhibits Index

Exhibit No.	Description
99.1	Press release dated December 21, 2005 on debt for equity exchange